Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

dated as of April 24, 2014

between

KIMCO REALTY CORPORATION

and

THE BANK OF NEW YORK MELLON, as Trustee

SENIOR DEBT SECURITIES

of

KIMCO REALTY CORPORATION

THIS SEVENTH SUPPLEMENTAL INDENTURE is entered into as of April 24, 2014 (the “Seventh Supplemental Indenture”), by and between Kimco Realty Corporation, a Maryland corporation (the “Company”), and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

WHEREAS, Kimco Realty Corporation, a Delaware corporation and predecessor to the Company (the “Delaware Company”), and the Trustee entered into the Indenture dated as of September 1, 1993 (the “Original Indenture”), relating to the Delaware Company’s senior debt securities;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture dated as of August 4, 1994 (the “First Supplemental Indenture”), pursuant to which the Company assumed all obligations of the Delaware Company under the Original Indenture pursuant to Section 801 of the Original Indenture;

WHEREAS, the Company and the Trustee entered into the Second Supplemental Indenture dated as of April 7, 1995 (the “Second Supplemental Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after April 7, 1995 in accordance with Section 901 of the Indenture;

WHEREAS, the Company and the Trustee entered into the Third Supplemental Indenture dated as of June 2, 2006 (the “Third Supplemental Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after June 2, 2006 in accordance with Section 901 of the Indenture;

WHEREAS, the Company and the Trustee entered into the Fourth Supplemental Indenture dated as of April 26, 2007 (the “Fourth Supplemental Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after April 26, 2007 in accordance with Section 901 of the Indenture;

WHEREAS, the Company and the Trustee entered into the Fifth Supplemental Indenture dated as of September 24, 2009 (the “Fifth Supplemental Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after September 24, 2009 in accordance with Section 901 of the Indenture;

WHEREAS, the Company and the Trustee entered into the Sixth Supplemental Indenture dated as of May 23, 2013 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplement Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after May 23, 2013 in accordance with Section 901 of the Indenture;

WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Sections 301 and 901 of the Indenture, in the execution of this Seventh Supplemental Indenture to establish the terms of Securities of all series created on or after the date of this Seventh Supplemental Indenture as permitted by Section 301 and Section 901 of the Indenture; and

WHEREAS, the Company and the Trustee are authorized to enter into this Seventh Supplemental Indenture.

NOW, THEREFORE, the Company and the Trustee agree as follows:

Section 1.  Relation to Indenture.  This Seventh Supplemental Indenture amends and supplements the Indenture and shall be part and subject to all the terms thereof.  Except as amended and supplemented hereby, the Indenture and Securities issued thereunder shall continue in full force and effect.

Section 2.  Definitions.  Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.

Section 3.  Definition of Unencumbered Total Asset Value. The definition of “Unencumbered Total Asset Value” contained in Section 101 of the Indenture is hereby amended in its entirety for the Securities of all series created on or after the date of this Seventh Supplemental Indenture as follows:

“Unencumbered Total Asset Value” as of any date means the sum of the Company’s Total Assets that are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt; provided, however, that in determining Unencumbered Total Asset Value for purposes of Section 1014 of the Indenture, (i) all investments by the Company and any of the Subsidiaries in unconsolidated joint ventures shall be excluded from the Company’s Total Assets and (ii) the Company’s Total Assets shall include the Company’s proportionate interest in the aggregate book value of the real estate assets held by the Company’s and the Subsidiaries’ unconsolidated joint ventures, before depreciation and amortization, that are not encumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any of its indebtedness; for the avoidance of doubt, all other assets of unconsolidated joint ventures shall be excluded from the Company’s Total Assets.

Section 4.  Counterparts.  This Seventh Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 5. Trustee’s Acceptance.  The Trustee hereby accepts this Seventh Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

Section 6.  Reference to the Effect on the Indenture.

(a)

On and after the effective date of this Seventh Supplemental Indenture, each reference in the Indenture to “this Indenture,“ “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Seventh Supplemental Indenture unless the context otherwise requires.

(b)

Except as specifically modified or amended by this Seventh Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Seventh Supplemental Indenture by the Company and the Trustee, this Seventh Supplemental Indenture shall form a part of the Indenture for all purposes. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Seventh Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 7.  Governing Law.  THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

Section 8. Trust Indenture Act Controls.  If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision of this Seventh Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Seventh Supplemental Indenture is executed, the provision required by the Act shall control.

Section 9.  Benefits of Seventh Supplemental Indenture or the Securities.  Nothing in this Seventh Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Seventh Supplemental Indenture or the Securities.

Section 10. Successors.  All agreements of the Company in this Seventh Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors.

Section 11.  Concerning the Trustee.  The Trustee shall not be responsible for any recital herein (other than the ninth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Seventh Supplemental Indenture.  The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 12.  Certain Duties and Responsibilities of the Trustee.  In entering into this Seventh Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 13.  Titles.  Section titles are for descriptive purposes only and shall not control or alter the meaning of this Seventh Supplemental Indenture as set forth in the text.

Section 14.  Severability.  In case any one or more of the provisions in this Seventh Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, Kimco Realty Corporation has caused this Seventh Supplemental Indenture to be duly signed and acknowledged by its Chief Financial Officer hereunto duly authorized, and the same to be attested by its Secretary or Assistant Secretary and The Bank of New York Mellon has caused this Seventh Supplemental Indenture to be duly signed by one of its Vice Presidents thereunto duly authorized.

KIMCO REALTY CORPORATION,
a Maryland corporation

		By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

Attest:

By:	/s/ Bruce Rubenstein
Name:	Bruce Rubenstein
Title:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee

		By:	/s/ Laurence J. O’Brien
		Name:	Laurence J. O’Brien
		Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]